Variable Insurance Products Fund II

(the "Trust")

SPECIAL MEETING OF SHAREHOLDERS

March 29, 2001

Pursuant to notice duly given, a Special Meeting of Shareholders of

Variable Insurance Products Fund II

Asset Manager Portfolio

Asset Manager: Growth Portfolio

Contrafund Portfolio

Index 500 Portfolio

Investment Grade Bond Portfolio

(the "Fund(s)")

was held on March 29, 2001 at 9:30 a.m. at an office of the Trust, 27 State Street, Boston, Massachusetts.

Mr. Robert Dwight acted as Chairman in the absence of Mr. Edward C. Johnson 3d and Ms. Debra Capua, Director of the Legal Product Group, acting as Secretary Pro Tempore, recorded the minutes. Mr. Michael Cook, an Independent Trustee of the Trust, and Mr. Eric Roiter, General Counsel of FMR, were appointed to act as proxy agents for all shareholders who had properly returned their proxy cards.

Mr. Dwight noted that the Trust has shareholder voting rights based on the proportionate value of a shareholder's investment. Accordingly, each shareholder is entitled to one vote for each dollar of net asset value held on the record date for the meeting.

Mr. Dwight stated that a special meeting of the shareholders of the Funds in Variable Insurance Products Fund II was held on March 14, 2001, which adjourned until today in order to afford the insurance companies, as record holders of the Funds' shares, additional time to solicit shareholder votes and attain quorum.

Ms. Capua reported that proxies representing 83.690% of the outstanding voting securities of the trust and at least 73.904% of each Fund had been received. Mr. Dwight announced that a quorum was present and called the meeting of the shareholders of the Trust to order.

Mr. Dwight stated that the Secretary had presented him with the following documents relating to the meeting:

Notice of Meeting dated January 16, 2001

Proxy Statement dated January 16, 2001

Form of Proxy

Affidavit attesting to the mailing of these documents to the record shareholders entitled to vote at this meeting

Mr. Dwight indicated that a list of shareholders entitled to vote at this meeting would be made available for viewing upon request.

Mr. Dwight recommended that the reading of the Notice of Meeting be waived. There was no objection to the recommendation.

Mr. Dwight stated that the first item of business as stated in the Notice of Meeting and described in the Proxy Statement was to authorize the Trustees to continue the effectiveness of Article VIII, Section 4 of the Declaration of Trust for the Trust, which provides that a Trustee shall not be deemed to have a personal interest or otherwise be disqualified from considering a pre-suit demand by a shareholder to bring a derivative action on behalf of a Fund due to his or her service on Boards of Trustees of other funds with the same or affiliated investment advisor or underwriter.

Ms. Capua reported that the proposal to authorize the Trustees to continue the effectiveness of Article VIII, Section 4 of the Declaration of Trust received 14,308,823,743.47 affirmative votes, or 92.057% of the votes cast at the meeting. Whereupon, it was

VOTED: That the Trustees, be, and they hereby are, authorized to continue the effectiveness of Article VIII, Section 4 of the Declaration of Trust, as set forth in the Proxy Statement dated January 16, 2001.

Mr. Dwight stated that the second item of business as stated in the Notice of Meeting and described in the Proxy Statement was to adopt an Amended and Restated Declaration of Trust for Variable Insurance Products Fund II. He stated that the Amended and Restated Declaration of Trust will increase the maximum number of Trustees from twelve to fourteen and will allow the Trustees more flexibility and broader authority to act, subject to the requirements of federal and state laws and the Trustees' continuing fiduciary duty to always act in the shareholders' interests.

Ms. Capua reported that the proposal to authorize the Trustees to adopt an Amended and Restated Declaration of Trust received 14,121,087,660.81 affirmative votes, or 90.849% of the votes cast at the meeting. Whereupon, it was

VOTED: That the Trustees, be, and they hereby are, authorized to adopt an Amended and Restated Declaration of Trust, as set forth in the Proxy Statement dated January 16, 2001.

Mr. Dwight stated that the third item of business as stated in the Notice of Meeting and described in the Proxy Statement was to elect a Board of Trustees for the Trust.

Ms. Capua reported that each of the fourteen nominees listed in the Proxy Statement received the affirmative vote of at least 97.238% of the votes cast at the meeting. Whereupon, it was

VOTED: That the fourteen nominees listed in the Proxy Statement dated January 16, 2001, be, and they hereby are, elected as Trustees of Variable Insurance Products Fund II.

Mr. Dwight stated that the fourth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to ratify the selection of Deloitte & Touche LLP ("D&T") as independent accountant of the Funds.

Ms. Capua reported that the proposal to ratify the selection of D&T as independent accountant of the Funds, as set forth in the Proxy Statement, received 3,060,681,053.44 affirmative votes of Asset Manager Portfolio, or 94.072% of the votes cast at the meeting; 440,641,516.41 affirmative votes of Asset Manager: Growth Portfolio, or 93.601% of the votes cast at the meeting; 7,114,852,833.17 affirmative votes of Contrafund Portfolio, or 93.516% of the votes cast at the meeting; 3,417,545,931.25 affirmative votes of Index 500 Portfolio, or 93.001% of the votes cast at the meeting; and 504,082,312.84 affirmative votes of Investment Grade Bond Portfolio, or 93.996% of the votes cast at the meeting. Whereupon, it was

VOTED: That the selection of D&T as independent accountant of each Fund, as set forth in the Proxy Statement dated January 16, 2001, be, and it hereby is, ratified and approved.

Mr. Dwight stated that the fifth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended sub-advisory agreement with FMR U.K. for Asset Manager: Growth Portfolio and Contrafund Portfolio that would allow FMR, FMR U.K. and the Trust, on behalf of each Fund, to modify the proposed agreement subject to the requirements of the Investment Company Act of 1940.

Ms. Capua reported that the proposal to approve an amended sub-advisory agreement with FMR U.K. for the Funds, as set forth in the Proxy Statement, received 430,988,304.92 affirmative votes of Asset Manager: Growth Portfolio, or 91.550% of the votes cast at the meeting; and 6,926,624,148.24 affirmative votes of Contrafund Portfolio, or 91.042% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended sub-advisory agreement with FMR U.K. for Asset Manager: Growth Portfolio and Contrafund Portfolio be, and it hereby is, approved, as set forth in the Proxy Statement dated January 16, 2001.

Mr. Dwight stated that the sixth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended sub-advisory agreement with FMR Far East for Asset Manager: Growth Portfolio and Contrafund Portfolio that would allow FMR, FMR Far East and the Trust, on behalf of each Fund, to modify the proposed agreement subject to the requirements of the Investment Company Act of 1940.

Ms. Capua reported that the proposal to approve an amended sub-advisory agreement with FMR Far East for the Funds, as set forth in the Proxy Statement, received 428,853,207.43 affirmative votes of Asset Manager: Growth Portfolio, or 91.097% of the votes cast at the meeting; and 6,909,145,220.22 affirmative votes of Contrafund Portfolio, or 90.812% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended sub-advisory agreement with FMR Far East for Asset Manager: Growth Portfolio and Contrafund Portfolio be, and it hereby is, approved, as set forth in the Proxy Statement dated January 16, 2001.

Mr. Dwight stated that the seventh item of business as stated in the Notice of Meeting and described in the Proxy Statement was to amend each Fund's fundamental investment limitation concerning underwriting.

Ms. Capua reported that the proposal to amend each Fund's fundamental investment limitation concerning underwriting, as set forth in the Proxy Statement, received 2,968,079,117.59 affirmative votes of Asset Manager Portfolio, or 91.226% of the votes cast at the meeting; 426,919,824.45 affirmative votes of Asset Manager: Growth Portfolio, or 90.686% of the votes cast at the meeting; 6,861,366,604.00 affirmative votes of Contrafund Portfolio, or 90.184% of the votes cast at the meeting; 3,311,716,844.12 affirmative votes of Index 500 Portfolio, or 90.121% of the votes cast at the meeting; and 492,389,785.10 affirmative votes of Investment Grade Bond Portfolio, or 91.816% of the votes cast at the meeting. Whereupon, it was

VOTED: That the fundamental investment limitation concerning underwriting of each Fund be, and it hereby is, amended, as set forth in the Proxy Statement dated January 16, 2001.

There being no further business to come before the meeting, upon motion duly made and seconded, it was

VOTED: To Adjourn.

ADJOURNED.

A TRUE RECORD.

ATTEST:

Debra Capua

Secretary Pro Tempore